EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), effective as of June 1, 1998, is entered into between Labtec, Inc., a Delaware corporation ("Employer" or the "Company"), and Gregory Jones ("Employee").

                                     RECITAL

         Employer desires to continue to retain the services of Employee upon the terms and conditions set forth herein, and Employee is willing to provide services to Employer upon the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.       Employment

         Employer will employ Employee and Employee will accept employment by Employer as its Senior Vice President - North American Retail Sales on the terms set forth herein. Employee will perform such management duties as are customary for such position and consistent with Employer's Bylaws and such other duties as may be assigned from time to time by the President and Chief Executive Officer of Employer (consistent with the duties of an officer of Employer), which relate to the business of Employer, its subsidiaries, any parent corporation, or any business ventures in which Employer or its subsidiaries may participate.

2.       Attention and Effort

         Employee  will  devote  all  his  ability,   attention  and  effort  to
Employer's business and will use his best efforts to skillfully serve its interests during the term of this Agreement. This paragraph is not meant to preclude Employee from pursuing any other non-conflicting and non-competing business activities which are primarily passive in nature, or from serving on other boards of directors so long as such directorships are disclosed fully to Employer's President and Chief Executive Officer.

3.       Term

         Unless otherwise terminated pursuant to paragraph 6 of this Agreement, the stated term of employment under this Agreement shall expire three (3) years from the effective date of this Agreement.

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4.       Compensation

         During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

         4.1      Base Salary

         Employee's compensation shall consist, in part, of an annual base salary (the "Base Salary") of $150,000, before all customary payroll deductions, payable in substantially equal installments and at the same intervals as other officers of Employer are paid. Such annual Base Salary may be increased from time to time in the discretion of the Company's President. The Company's President will review Employee's performance and salary within 30 days after May 31 in each year during the effectiveness of this Agreement.

         4.2      Bonus Plan

         Employee will be entitled to receive, in addition to the Base Salary, an annual bonus in amounts up to 70% of the Base Salary for such year based upon goals to be agreed upon by the Employee and the Company's President. Operation of the bonus plan will be as mutually agreed upon by Employee and the Company's President and Chief Executive Officer and confirmed by the Board of Directors.

         4.3      Stock

         The Employer shall establish and adopt a Senior Management Stock Purchase Plan shortly after the effective date hereof pursuant to which the Employee may purchase from the Company such number of shares of the Company's Common Stock as shall be agreed upon by the Employee and the Company at the Investor Per Share Value (as defined in the Recapitalization Agreement and Plan of Merger dated August 26, 1997 between the Company and Speaker Acquisition Corp. as amended (the "Recapitalization Agreement")), subject to the Employee's compliance with applicable laws and execution of a Senior Management Stock Subscription Agreement substantially in the form attached hereto as Exhibit A (the "Senior Management Subscription Agreement").

         4.4      Options

         The Employer shall establish and adopt a Senior Management Stock Option Plan (the "Option Plan") shortly after the effective date hereof pursuant to which the Employer shall grant to the Employee options to purchase 525,000 shares of the Company's Common Stock under the terms specified in such Option Plan (it being understood that such number assumes completion of a 20:1 split of the Company's Common Stock).

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5.       Benefits
         During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs as may be provided from time to time by Employer.

6.       Termination

         Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of paragraph 8 hereof shall survive the termination of this Agreement and the termination of Employee's employment:

         6.1      By Employer

         With or without Cause (as defined below), Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

         6.2      By Employee

         Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination.

         6.3      By Death or Disability

         This Agreement and Employee's employment hereunder shall terminate automatically upon the death, and may be terminated in the discretion of the President and Chief Executive Officer of Employer in the event of total disability, of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties set forth in paragraph 1 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the President and Chief Executive Officer of Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar week in which Employee's death occurs or (b) immediately upon a determination of Employee's total disability, as defined herein.

         6.4      Notice

         The term "Notice of Termination" shall mean at least 90 days' written notice of termination of Employee's employment approved by Employer's President and Chief Executive Officer, during which period Employee's employment and performance of services will continue;

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provided,  however,  that  Employer  may,  upon notice to  Employee  approved by
Employer's   President  and  Chief  Executive  Officer,   and  without  reducing
Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 90-day period expires.

7.       Termination Payments

         In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7:

         7.1      Termination by Employer

         If Employer terminates Employee's employment without Cause prior to the end of the term of this Agreement, Employee shall be entitled to receive, commencing the effective date of such termination (a) payments of the Base Salary then in effect for nine (9) months and (b) any unpaid annual Base Salary which has accrued for services performed as of the date termination of Employee's employment becomes effective. In addition, so long as payments are being made as provided for in subparagraph 7.1(a), Employee shall continue to receive the benefits provided in paragraph 5 of this Agreement. If Employee is terminated by Employer for Cause, Employee shall not be entitled to receive any of the foregoing payments, other than those set forth in clause (b) above.

         7.2      Termination by Employee

         In the case of voluntary termination by Employee of Employee's employment, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of subparagraph 7.1 hereof.

         7.3      Termination by Death or Disability

         In the case of termination of Employee's employment by reason of death or total disability as provided in subparagraph 6.3, Employee or his estate shall be entitled to receive from Employer (a) payments of the Base Salary then in effect for three (3) months; and (b) any unpaid annual Base Salary which has accrued for services already performed as of the date termination of Employee's employment becomes effective. In addition, during the period of the payments provided for in subparagraph 7.3(a), Employee shall continue to receive the benefits provided in paragraph 5 of this Agreement.

         7.4      Termination Payment Schedule

         All  payments  under this  paragraph 7 shall be made to Employee at the
same  intervals  as  payments  were  made  to  Employee   immediately  prior  to
termination.

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         7.5      Cause

         Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" means cause given by Employee to Employer and shall include, without limitation, the occurrence of one or more of the following events:

      (a) Failure or refusal to carry out the lawful duties of Employee described in paragraph 1 hereof or any directions of the Board of Directors or President and Chief Executive Officer of Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Employee for a period of 60 days following written notice of such refusal or failure, unless, in the reasonable judgment of the Board of Directors no cure is possible or such 60-day period would subject the Employer to unreasonable risk;

      (b) Violation by Employee of a state or federal criminal law involving the commission of a crime against Employer or a felony which is determined by the Board of Directors of Employer to be harmful to the business or reputation of Employer;

      (c) Abuse by Employee of alcohol or controlled substances; deception, fraud, material misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Employer with the Public; any act or omission by Employee which substantially impairs Employer's business, good will or reputation; or

      (d) Any other material violation by the Employee of any provision of this Agreement.

8.       Noncompetition and Nonsolicitation

         8.1      Applicability

         This paragraph 8 shall survive the termination of Employee's employment with Employer or the expiration of the term of this Agreement.

         8.2      Noncompetition

         Employee agrees that he will not directly or indirectly, during his employment and for a period (the "Noncompetition Period") of 18 months from the date on which his employment with Employer terminates for any reason, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor. A "Competitor" shall include

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any entity which,  directly or  indirectly,  produces,  markets,  distributes or otherwise derives benefit from the production, marketing or distribution of products or services which have the same use or provide the same benefit to the user thereof or which otherwise compete with products or services produced or marketed by Employer at the time of termination of employment, or which Employer is then developing or preparing to develop, produce or market, or which are extensions of or closely related to or substitutes for the products or services then produced or marketed by Employer, any place where Employer is then doing business or where Employer's business plan contemplates doing business in the ensuing twelve months, unless released from such obligation in writing by Employer's Board of Directors. Without limiting the generality of the foregoing, Employee shall be deemed to be related to or connected with a Person which competes with Employer if, among other things, such Person is (a) a partnership in which Employee is a general or limited partner, (b) a corporation or association of which Employee is a stockholder, officer, employee or director or
(c) a partnership, corporation or association for which Employee is a consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of securities which constitute less than five percent of the outstanding equity securities of a publicly held corporation, if Employee has no other relationship with such corporation.

         8.3      Nonsolicitation

         Employee shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Employer to cease his, her or its relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier of Employer to do business or in any way become associated with any Competitor. This subparagraph 8.3 shall apply during the time period and geographical area described in subparagraph 8.2 hereof.

         8.4      Affiliates

         During the Noncompetition Period, Employee shall not knowingly (a) cause or permit any "Affiliate" (as defined below) of Employee to, in any way, directly or indirectly, for itself or on behalf of any other person or entity, conduct, participate in or engage in any activity or enter into any contract or agreement of any kind whatsoever with respect to any activity that Employee is prohibited from engaging in by subparagraphs 8.2 and 8.3 or (b) fail to take any action needed to prevent any Affiliate of Employee from, in any way, directly or indirectly, for itself or on behalf of any other person or entity, conducting, participating in or engaging in any activities or entering into any contract or agreement of any kind whatsoever with respect to any activity that Employee is prohibited from engaging in by subparagraphs 8.2 and 8.3. An "Affiliate" of Employee shall mean any other person or entity within the reasonable control of Employee and, without limiting the generality of the foregoing, shall in any event include (a) any person or entity of which Employee beneficially owns or holds five percent or more of any class of voting securities or five percent or more of the legal or beneficial interest, (b) any director or officer of any corporation or other entity which is an Affiliate (as described above) of Employee, (c) any partner, joint venturer

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or business  associate of Employee and (d) any member of the "immediate  family"
(as defined for purposes of Section 16 of the Securities Exchange Act of 1934) of Employee.

         8.5      Assignment of Intellectual Property

         All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "Intellectual Property") which Employee develops, conceives or first reduces to practice during the term of his employment hereunder or within one year after the termination of his employment hereunder or the expiration of this Agreement, whether working alone or with others, which is related in any way to the business of Employer, shall be the sole and exclusive property of Employer, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights, related thereto, and Employee hereby assigns to Employer all of such Intellectual Property. "Intellectual Property" shall include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Employee's performance of services under this Agreement, to Employer's field of business or to Employer's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Employer or (b) are developed in whole or in part on Employer's time or developed using Employer's equipment, supplies, facilities or trade secret information, or other resources of Employer, whether or not the work product relates to Employer's field of business or Employer's actual or demonstrably anticipated research.

         8.6      Disclosure and Protection of Inventions

         Employee shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting Intellectual Property to Employer promptly after the development thereof by Employee. At Employer's request and at Employer's expense, Employee will assist Employer or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Employer; (b) executing documents of assignment to Employer or its designee of all of Employee's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Employer or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

         8.7      Nondisclosure; Return of Materials

         During the term of his employment by Employer and following termination of such employment, Employee will not disclose (except as required by his duties to Employer or by law) any concept, design, process, technology, trade secret, customer list, plan, embodiment or

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invention,   any  other   Intellectual   Property  or  any  other   confidential
information, whether patentable or not, of Employer of which Employee becomes informed or aware during his employment whether or not developed by Employee. In the event of the termination of his employment with Employer or the expiration of this Agreement, Employee will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Employer which pertain to his employment with Employer or to any Intellectual Property and shall not retain or cause or knowingly allow any third party to retain photocopies or other reproductions of the foregoing.

         8.8      Equitable Relief

         Employee acknowledges that the provisions of this paragraph 8 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph 8 and that damages sustained by Employer as a result of a breach of this paragraph 8 cannot be adequately remedied by damages, and Employee agrees that Employer, notwithstanding any other provision of this Agreement, including, without limitation, paragraph 11 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief, including, without limitation, specific performance, to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this paragraph 8.

         8.9      Effect of Violation

         Employee and Employer acknowledge and agree that additional consideration has been given for Employee entering into this paragraph 8, such additional consideration including, without limitation, the bonus agreements detailed above and certain equity agreements being entered into by the parties in connection herewith and certain provisions for termination payments pursuant to paragraph 7 of this Agreement. Violation by Employee of this paragraph 8 shall relieve Employer of any obligation it may have to make such bonus and termination payments, but shall not relieve Employee of his obligations, as required hereunder, not to compete.

         8.10     Definition of Employer

         For purposes of subparagraph 8.2 and subparagraph 8.3 hereof, 'Employer" shall include all subsidiaries of Employer, Employer's parent corporation (if any) and any business ventures in which Employer, its subsidiaries or its parent corporation may participate.

         8.11     Understanding of Employee

         In connection with the foregoing provisions of this paragraph 8, Employee represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. Employee further agrees that the limitations set forth in this paragraph 8, including, without limitation, any time or territorial limitations, are reasonable and properly required for the adequate protection of the business of Employer.

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9.       Representations and Warranties

         In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer as follows:

         9.1      Health

         Employee is in good health and knows of no physical or mental disability which would prevent him from fulfilling his obligations hereunder. Employee agrees, if Employer requests, to submit to annual medical examinations to be paid for by Employer.

         9.2      No Violation of Other Agreements

         Neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

         9.3      Patents, Etc.

         Employee has been given the opportunity to prepare and attach hereto as
Schedule 1 a list of all inventions, patent applications and patents made or conceived by Employee prior to the date hereof, which are subject to prior agreement or which Employee desires to exclude from this Agreement. If no such list is attached, Employee hereby represents and warrants to Employer that there are no such inventions, patent applications or patents.

10.      Notice and Cure of Breach

         Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in subparagraph 7.5 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 30 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 30-day period.

11.      Arbitration

         Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted in the State of Washington by one arbitrator either mutually agreed upon by Employee and Employer or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days

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following the commencement of such arbitration and the arbitrator  thereof shall resolve any dispute which arises in connection with such discovery. Each party shall bear his or its own costs and expenses of any such proceeding and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.


12.      Form of Notice

         All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to Employee:   Gregory Jones
                           Address:
                           2710 NE 136th Street
                           Vancouver, WA 98686
                           Facsimile:
                           Phone:

         If to Employer:   Labtec, Inc.
                           Suite 350
                           1499 S.E. Tech Center Drive
                           Vancouver, WA 98683
                           Attn: President
                           Facsimile: 360/896-2100
                           Phone: 360/896-2000

         Copies to:        Sun Capital Partners, Inc.
                           777 South Flagler Drive
                           West Tower, Eighth Floor
                           West Palm Beach, FL 33401
                           Attn:   Marc J. Leder and Rodger R. Krouse
                           Facsimile:  561/835-1314
                           Phone: 561/820-9442


                           Ropes & Gray
                           One International Place
                           Boston, MA 02110-2624
                           Attn:   Patrick Diaz
                           Facsimile:  617/951-7050
                           Phone: 617/951-7000

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If notice is mailed,  such notice shall be effective upon mailing,  or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

13.      Assignment

         This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14.      Waivers

         No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

15.      Amendments in Writing

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.



16.      Applicable Law

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.


17.      Severability

         If any provision of this Agreement shall be held invalid, illegal or unenforceable in any

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jurisdiction,  for any reason,  including,  without limitation,  the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18.      Headings

         All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

19.      Counterparts

         This Agreement and any amendment or modification entered into pursuant to paragraph 15 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

20.      Entire Agreement

         This Agreement on and as of the effective date hereof constitutes the entire agreement between Employer and Employee with respect to Employee's employment with Employer and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

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

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the effective date set forth above.

                                                     LABTEC, INC.


                                                     By:  /s/ Marc J. Leder
                                                     Its: Vice President

                                                     EMPLOYEE:

                                                      /s/ Gregory Jones
                                                     Gregory Jones


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